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                                                                    EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

              IPC HOLDINGS, LTD. REPORTS FIRST QUARTER 2004 RESULTS

                                                                  Quarter ended March 31,
                                                                  -----------------------
                                                                 2004                 2003
                                                                 ----                 ----
                                                             (unaudited)          (unaudited)
                                                           Expressed in thousands of United States
                                                              dollars, except per share amounts

      NET INCOME                                              $     73,628       $     67,528

      Adjustment for net realized (gains) losses                    (5,663)            (3,726)
                                                              ------------       ------------
      NET OPERATING INCOME                                    $     67,965       $     63,802
                                                              ------------       ------------

      Basic net income per common share                       $       1.53       $       1.40
      Diluted net income per common share                     $       1.52       $       1.40

      Net operating income per common share (diluted)         $       1.40       $       1.32

      Weighted average number of common shares - basic          48,249,825         48,179,805
      Weighted average number of common shares - diluted        48,459,653         48,259,651


      PEMBROKE, BERMUDA, April 20, 2004. IPC Holdings, Ltd. (NASDAQ: IPCR) today reported net income for the quarter ended March 31, 2004 of $73.6 million, or $1.52 per share, compared to $67.5 million, or $1.40 per share, for the first quarter of 2003.

      NON-GAAP FINANCIAL MEASURES:

      In addition to the GAAP financial measures set forth herein, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. Net operating income is a common performance measurement which, as calculated by the Company, is net income available to ordinary shareholders, excluding net realized gains and losses on investments. These items are excluded because they are not considered by management to be relevant indicators of the performance of or trends in our business operations, but rather of the investment and credit markets in general. Management believes that the presentation of net operating income provides useful information regarding our results of operations because it follows industry practice, is followed closely by securities analysts and rating agencies, and enables investors and securities analysts to make performance comparisons with IPC's peers in the insurance industry. This measure may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on net operating income as a non-GAAP measure in assessing IPC's overall financial performance.

      RESULTS OF OPERATIONS:

      Net operating income, which is net income less net realized gains and losses, was $68.0 million, or $1.40 per share, for the quarter ended March 31, 2004, compared to $63.8 million, or $1.32 per share for the first quarter of 2003.

      President and Chief Executive Officer Jim Bryce commented: "Our gratifying record first quarter, 2004 earnings are reflective of a number of factors: the fact that we started the year in our strongest ever financial position; the benefit from having consistent superior ratings from A.M. Best and Standard & Poor's; the long-term relationship that we have cultivated with many of our clients, assisted by the consistency of our business strategy and transactional excellence; satisfactory pricing levels in a generally healthy market; the tenth consecutive relatively benign quarter in terms of catastrophic property losses that have impacted our clients' catastrophe reinsurance programs. All of these factors combined have resulted in a record quarter, in terms of both premium writings and earnings. As a reminder, our first quarter premium volumes typically represent 60-65% of the annual writings for that year. Renewals at April 1, 2004 continued to be satisfactory, albeit with continuing competitive pressure resulting in some single digit percentage decreases in pricing, generally in the range of 0%-7%. However, strong emphasis was again placed on the quality of reinsurance security in the form of financial strength ratings, and as a result we were able to maintain or enhance our position in many of our clients' reinsurance programs. It is unlikely that the extended period of low catastrophe activity of an exceptionally severe nature will continue in the future. However, as demonstrated during our ten-plus years of operations in which we absorbed the largest and third largest insured losses in history, we believe that we are capable of handling such exceptional events."

      We wrote gross premiums of $210.2 million in the first quarter of 2004, compared to $191.9 million in the first quarter of 2003, an increase of 9.5%. We wrote business for new clients and additional business for existing clients, which more than offset business that we did not renew. Gross premiums written in the first quarter of 2004 included $4.8 million of adjustment premiums, and $3.3 million of reinstatement premiums, compared to $4.7 million and $3.3 million, respectively, in the first quarter of 2003. Excluding those items, gross written premiums increased by 9.9% in the first quarter of 2004 compared to the first quarter of 2003.

      We earned net premiums of $83.6 million in the first quarter of 2004, compared to $74.3 million in the first quarter of 2003, an increase of 12.5%. The increase in our net premiums earned reflects the increase in written premiums over the past twelve months.

      We earned net investment income of $11.6 million in the quarter ended March 31, 2004, compared to $11.5 million in the first quarter of 2003. The increase in the average balance of our invested assets was offset mostly by the decline in the average yield of our investment portfolio because of lower interest rates and their impact on the reinvestment of maturing fixed income securities.

      Net realized gains on our investments in the quarter ended March 31, 2004 were $5.7 million, compared with $3.7 million in the first quarter of 2003. Realized gains and losses fluctuate from period to period, depending on the individual securities sold, as recommended by our investment advisors.

      We incurred net losses and loss adjustment expenses of $13.5 million in the quarter ended March 31, 2004. This compares to $11.2 million for the first quarter of 2003. Losses in the first quarter of 2004 included a $6.0 million reserve for claims resulting from the explosion at an Algerian liquefied natural gas facility, which took place in January 2004. Our loss ratio, which is the ratio of losses and loss adjustment expenses to net premiums earned, was 16.2% for the quarter ended March 31, 2004, compared to 15.0% for the first quarter of 2003.

      Our net acquisition costs, which are primarily commissions and fees paid to brokers for the production of business, were $9.7 million for the first quarter of 2004, compared to $7.7 million in the first quarter of 2003. These costs have increased primarily due to the increase in net earned premiums, as well as some commission adjustments in respect of additional premiums earned primarily on 2003 contracts.

      General and administrative expenses totaled $5.1 million in the first quarter of 2004, compared to $4.4 million in the first quarter of 2003. The major areas of increase were administrative service fees, which are based on earned premiums, compensation expense as a result of expensing stock grants and options, and professional fees incurred as a result of the requirements of section 404 of the Sarbanes-Oxley Act. Our expense ratio, which is the ratio of acquisition costs plus general and administrative expenses to premiums earned, was 17.7% for the first quarter of 2004, compared to 16.3% for the first quarter of 2003.

      Total assets at March 31, 2004 were $1,983.6 million, an increase of 12.1% over total assets at December 31, 2003. At March 31, 2004 total shareholders' equity was $1,648.5 million, compared to $1,569.2 million at December 31, 2003, an increase of 5.1%. Book value per share has increased from $32.43 at December 31, 2003 to $34.02 at March 31, 2004, an increase of $1.59.

      On April 20, 2004 the Board of Directors declared a quarterly dividend of $0.20 per share, payable on June 24, 2004, to shareholders of record on June 8, 2004.

      Our management will be holding a conference call to discuss these results at 8.30 a.m. Eastern time tomorrow, April 21, 2004. This conference call will be broadcast simultaneously on the internet at www.videonewswire.com/IPCR/042104 or from our website at www.ipcre.bm, and a replay of the call will also be available at this site from 10.30 a.m. Eastern time until 12.00 midnight Eastern time on Saturday, April 24, 2004.

      This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
      Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition, including, but not limited to, expectations regarding market cycles, renewals and our ability to increase written premium volume and improve profit margins, market conditions, the impact of current market conditions and trends on future periods, the impact of our business strategy on our results, trends in pricing and claims and the insurance and reinsurance market response to catastrophic events. Some forward-looking statements may be identified by our use of terms such as "believes," "anticipates," "intends," or "expects" and relate to our plans and objectives for future operations. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release. The largest single factor in our results has been and will continue to be the severity or frequency of catastrophic events, which is inherently unpredictable. Numerous factors could cause our actual results to differ materially from those in the forward-looking statements, including, but not limited to, the following: (i) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our estimates; (ii) any lowering or loss of one of the financial ratings of our wholly-owned subsidiary, IPCRe Limited; (iii) a decrease in the level of demand for property catastrophe reinsurance, or increased competition owing to increased capacity of property catastrophe reinsurers; (iv) the effect of competition on market trends and pricing;
      (v) the adequacy of our loss reserves; (vi) loss of our non-admitted status in United States jurisdictions or the passage of federal or state legislation subjecting us to supervision or regulation in the United States; (vii) challenges by insurance regulators in the United States to our claim of exemption from insurance regulation under current laws;
      (viii) a contention by the United States Internal Revenue Service that we are engaged in the conduct of a trade or business within the U.S.; (ix) loss of services of any one of our executive officers; (x) changes in interest rates and/or equity values in the United States of America and elsewhere; or (xi) changes in exchange rates and greater than expected currency exposure.

      IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.

               CONTACT: JIM BRYCE, PRESIDENT AND CHIEF EXECUTIVE OFFICER OR JOHN WEALE, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                           TELEPHONE:    441-298-5100

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

 (Expressed in thousands of United States dollars, except for per share amounts)

--------------------------------------------------------------------------------

                                                                    As of             As of
                                                                March 31, 2004   December 31, 2003
                                                                --------------   -----------------
ASSETS:                                                           (unaudited)
Fixed maturity investments:
   Available for sale, at fair value                                $ 1,347,352       $ 1,260,467
Equity investments, available for sale, at fair value                   401,481           319,007
Cash and cash equivalents                                                20,466            91,949
Reinsurance premiums receivable                                         154,947            61,194
Deferred premiums ceded                                                   7,813             1,317
Losses and loss adjustment expenses recoverable                           1,758             1,810
Accrued investment income                                                20,394            19,821
Deferred acquisition costs                                               20,046             8,035
Prepaid expenses and other assets                                         9,362             5,858
                                                                    -----------       -----------
                                                                    $ 1,983,619       $ 1,769,458
                                                                    ===========       ===========

LIABILITIES:

Reserve for losses and loss adjustment expenses                     $   125,615       $   123,320
Unearned premiums                                                       184,707            61,795
Reinsurance premiums payable                                             10,251             3,877
Deferred fees and commissions                                             3,062               834
Accounts payable and accrued liabilities                                 11,462            10,473
                                                                    -----------       -----------
                                                                        335,097           200,299
                                                                    -----------       -----------
SHAREHOLDERS' EQUITY:

Share capital (Common shares outstanding, par value U.S.$0.01)              484               483
Additional paid-in capital                                              853,294           850,133
Unearned stock grant compensation                                        (4,107)           (1,495)
Retained earnings                                                       692,910           628,931
Accumulated other comprehensive income                                  105,941            91,107
                                                                    -----------       -----------
                                                                      1,648,522         1,569,159
                                                                    -----------       -----------
                                                                    $ 1,983,619       $ 1,769,458
                                                                    ===========       ===========
    Diluted book value per common share                             $     34.02       $     32.43
    (shareholders' equity divided by shares
    outstanding and equivalents)

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

 (Expressed in thousands of United States dollars, except for per share amounts)
--------------------------------------------------------------------------------

                                               Quarter ended March 31,
                                               -----------------------
                                               2004             2003
                                               ----             ----
REVENUES:                                  (unaudited)       (unaudited)
Gross premiums written                       $ 210,157        $ 191,852
Premiums ceded                                 (10,180)          (9,979)
                                             ---------        ---------
Net premiums written                           199,977          181,873
Change in unearned premium reserve, net       (116,416)        (107,573)
                                             ---------        ---------
Net premiums earned                             83,561           74,300
Net investment income                           11,563           11,525
Net realized gains on investments                5,663            3,726
Other income                                       916              666
                                             ---------        ---------
                                               101,703           90,217
                                             ---------        ---------
EXPENSES:

Net losses and loss adjustment expenses         13,548           11,156
Net acquisition costs                            9,740            7,723
General and administrative expenses              5,080            4,365
Net exchange gain                                 (293)            (555)
                                             ---------        ---------
                                                28,075           22,689
                                             ---------        ---------
NET INCOME                                   $  73,628        $  67,528
                                             =========        =========

Loss and loss expense ratio (1)                   16.2%            15.0%
Expense ratio (2)                                 17.7%            16.3%
Combined ratio (1 + 2)                            33.9%            31.3%